Certifications by the Chief Executive Officers and Chief Financial Officer Pursuant to Section 906
EX-32.1

Exhibit 32.1

Certifications by the Chief Executive Officers and Chief Financial Officer Pursuant to Section 18 U.S.C. Section 1350 Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of MFC Development Corp. (the "Company") on Form 10-QSB for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),
We, Nancy Duitch, Chief Executive Officer, and Victor Brodsky, Chief Financial Officer of the Company, certify, pursuant to Section 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 18, 2006	/s/ NANCY DUITCH
Nancy Duitch Chief Executive Officer

August 18, 2006	/s/ VICTOR BRODSKY
Victor Brodsky Vice President and Chief Financial Officer